Exhibit 10.57

AMENDMENT NO. 7

TO THE

BROWN & WILLIAMSON TOBACCO CORPORATION

HEALTH CARE PLAN

FOR SALARIED EMPLOYEES

(A BENEFIT UNDER THE BROWN & WILLIAMSON TOBACCO CORPORATION

WELFARE & FRINGE BENEFIT PLAN AND THE REYNOLDS AMERICAN

OMNIBUS WELFARE BENEFITS PLAN)

THIS AMENDMENT NO. 7 to the Brown & Williamson Tobacco Corporation Health Care Plan for Salaried Employees (the “Plan”), as amended through March 8, 2004, is made and entered into this 24th day of January, 2014 effective as of January 1, 2014.

W I T N E S S E T H:

WHEREAS, Section 14.01 of the Plan provides that, except as provided in Subsection 2.08(e) of the Plan, Reynolds American Inc. (“RAI”) may amend the Plan from time to time;

WHEREAS, Subsection 2.08(e) of the Plan provides that if an amendment would impact a participant who has a fully vested and non-forfeitable right to coverage, RAI may only amend the Plan if the amendment is either mandated by law or provides the same or greater overall coverage without increasing any direct or indirect cost factor;

WHEREAS, the RAI Employee Benefits Committee (the “Committee”) by actions taken on October 15, 2013 authorized amendments to the Plan to modify the out-of-pocket maximum provisions of the Plan to match certain requirements set forth in the Patient Protection and Affordable Care Act, all of which amendments are either mandated by law or result in the Plan providing the same or greater overall coverage without increasing any direct or indirect cost factor; and

WHEREAS, such actions of the Committee further authorized the members of the Committee to perform any and all acts and execute any and all documents that they may deem necessary to effectuate the Committee’s resolutions.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.

Section 1.01 of the Plan is amended to replace “Copayments” with “Copayments (but only prior to January 1, 2014)” in the fourth line.

2.

Section 1.1 1 of the Plan is amended to delete the last sentence and replace it with the following:

“Copayments do not count toward the Deductible or, prior to January 1, 2014, the Annual Out-of-Pocket Limit. On and after January 1, 2014, Medical Plan Copayments count toward the Annual Out-of-Pocket Limit and Prescription Drug Copayments count toward the Prescription Out-of-Pocket Limit (as defined in Section 7.01(e)).”

3.

Section 4.02(b) of the Plan is amended to delete the first sentence and replace it with the following:

“When the Covered Charges in a Benefit Period exceed the applicable Annual Out-of-Pocket Limit set forth above, the Participant’s Coinsurance shall be zero for the balance of the Benefit Period, and the Plan shall, subject to the Participant’s Copayment obligation, pay 100% of such Participant’s Covered Charges for the balance of such period; provided that on and after January 1, 2014, the Plan shall pay 100% of such Participant’s Covered Charges for the balance of such period with no Copayment obligation on the part of the Participant.”

4.

Section 7.01 of the Plan is amended to add a new Subsection (e) to read as follows:

“(e) Effective January 1, 2014, the Prescription Drug Plan shall be subject to an annual out-of-pocket limit for each Participant of $2,000 per individual and $4,000 per family (the “Prescription Out-of-Pocket Limit”). When the prescription Copayments in a Benefit Period exceed the applicable Prescription Out-of-Pocket Limit set forth above, the Participant’s Copayments under the Prescription Drug Plan shall be zero for the balance of the Benefit Period, and the Plan shall pay 100% of such Participant’s covered drug costs for the balance of such period. In attaining the family level, however, no one individual shall be given credit for payment of more than the individual amount in any Benefit Period. This annual out-of-pocket limit is separate from the Annual Out-of-Pocket Limit that is described in Section 4.02. Amounts credited towards the Annual Out-of-Pocket Limit shall not be credited towards the Prescription Out-of-Pocket Limit and vice versa.”

5.

Section 7.04(a)(9) of the Plan is amended to delete such Subsection and replace it with the following:

“(9) Any drug for which the dispenser’s charge is less than the Copayment amount, unless the Prescription Out-of-Pocket Limit has been met for the Benefit Period.”

6.

Except as amended by this Amendment No. 7, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned member of the Committee has executed this Amendment No. 7 as of the day and year first above written.

RAI Employee Benefits Committee

By:	/s/ Constantine (Dean) E. Tsipis
Constantine (Dean) E. Tsipis Secretary

3